================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------


                                   FORM 8-K/A
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 27, 1998


                         ------------------------------



                             ATRIUM COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


                DELAWARE                              333-20095                           75-2642488
             (State or other                  (Commission File Number)                 (I.R.S. Employer
     jurisdiction of incorporation)                                                 Identification Number)


        1341 W. MOCKINGBIRD LANE
               SUITE 1200W                                                                   75247
              DALLAS, TEXAS                                                               (Zip code)
          (Address of principal
           executive offices)


       Registrant's telephone number, including area code: (214) 630-5757


                                       N/A
                  (former address if changed since last report)


================================================================================

                    INFORMATION TO BE INCLUDED IN THE REPORT


This Report on Form 8-K/A amends the Registrant's Report on Form 8-K dated March 27, 1998, which was filed on April 13, 1998 to include the financial statements and pro forma financial information required by Item 7 of Form 8-K.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired

              Report of Independent Accountants (see page 3)

              Statement of Financial Position as of December 31, 1997 (see page
               4)

              Statement of Operations for the year ended December 31, 1997 (see page 5)

              Statement of Changes in Members' Equity for the year ended
               December 31, 1997 (see page 6)

              Statement of Cash Flows for the year ended December 31, 1997 (see page 7)

              Notes to Financial Statements (see page 8)

(b)      Pro Forma Financial Information

              Pro Forma Unaudited Combined Statement of Operations for the year ended December 31, 1998 (see page 14)

              Pro Forma Unaudited Combined Statement of Operations for the three months ended March 31, 1998 (see page 15)

              Notes to Pro Forma Unaudited Combined Financial Statements (see
               page 16)

(c)      Exhibits

              *2.1 Asset Purchase Agreement dated as of March 4, 1998, among Masterview Window Company, LLC, Atrium Companies, Inc. and, for the limited purposes set forth therein, BancBoston Ventures, Inc.

              *99.1 Amended and Restated Credit Agreement dated as of March 27, 1998 by and among Atrium Corporation, Atrium Companies, Inc., the Banks party thereto and Bankers Trust Company, as Agent.

------------------

* Incorporated by reference from the Registrant's Report on Form 8-K dated March 27, 1998 and filed on April 13, 1998.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Members of Masterview Window Company, LLC

We have audited the accompanying statement of financial position of Masterview Window Company, LLC as of December 31, 1997, and the related statements of operations, changes in members' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Masterview Window Company, LLC as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND, L.L.P.

Phoenix, Arizona
March 9, 1998

                         MASTERVIEW WINDOW COMPANY, LLC
                         STATEMENT OF FINANCIAL POSITION

                                DECEMBER 31, 1997

                                                                                                1997
                                          ASSETS                                            -----------

Cash and cash equivalents...............................................................    $     4,400
Restricted cash.........................................................................        208,850
Trade accounts receivable, net of allowance for doubtful accounts of $43,389............      3,298,606
Inventories, net........................................................................      1,665,458
Prepaids and other current assets.......................................................         77,864
                                                                                            -----------
          Total current assets..........................................................      5,255,178
                                                                                            -----------
Property and equipment, net.............................................................      2,767,428
Goodwill, net...........................................................................      9,857,552
Deferred financing costs, net...........................................................        155,930
                                                                                            -----------
          Total assets..................................................................    $18,036,088
                                                                                            ===========

                             LIABILITIES AND MEMBERS' EQUITY

Accounts payable........................................................................    $ 1,598,178
Accrued liabilities.....................................................................        602,448
Bank overdraft..........................................................................        182,613
Current maturities of long-term debt....................................................        800,000
Deferred revenue........................................................................        381,073
Other current liabilities...............................................................         16,842
                                                                                            -----------
          Total current liabilities.....................................................      3,581,154
Long-term debt..........................................................................      6,408,974
                                                                                            -----------
          Total liabilities.............................................................      9,990,128
                                                                                            -----------

MEMBERS' EQUITY
  Class A units, 3,210 units authorized, issued
      and outstanding...................................................................      3,210,000
  Class B units, 45,161.3 units authorized, issued, and
      outstanding.......................................................................      4,835,960
                                                                                            -----------
                                                                                              8,045,960
                                                                                            -----------
          Total liabilities and members' equity.........................................    $18,036,088
                                                                                            ===========

   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC
                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                                1997
                                                                                            -----------
Sales...................................................................................    $25,007,188
Cost of Sales...........................................................................     19,055,655
                                                                                            -----------
  Gross profit..........................................................................      5,951,533
Selling, general and administrative expenses............................................      2,375,036
                                                                                            -----------
Income from operations..................................................................      3,576,497
Interest expense........................................................................        738,409
Other expenses..........................................................................         61,928
Amortization expense....................................................................        738,778
                                                                                            -----------
  Net income............................................................................    $ 2,037,382
                                                                                            ===========


   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                      CLASS A      CLASS B
                                                                      MEMBERS      MEMBERS       TOTAL
                                                                   -----------  -----------  -----------
Balance, December 31, 1996.....................................    $ 3,045,459  $ 3,586,766  $ 6,632,225
Net income.....................................................        282,302    1,755,080    2,037,382
Distributions to members.......................................       (117,761)    (505,886)    (623,647)
                                                                   -----------  -----------  -----------
Balance, December 31, 1997.....................................    $ 3,210,000  $ 4,835,960  $ 8,045,960
                                                                   ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC
                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997



                                                                                                 1997
                                                                                            ------------
Cash flows from operating activities:
  Net income............................................................................    $  2,037,382
  Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization..................................................       1,064,353
         Loss on disposal of property and equipment.....................................          17,625
         Change in operating assets and liabilities, net:
            Accounts receivable.........................................................         (78,844)
            Inventories.................................................................         379,789
            Prepaids and other current assets...........................................         207,586
            Accounts payable............................................................        (415,361)
            Accrued liabilities.........................................................        (896,224)
            Deferred revenue............................................................          25,983
            Other current liabilities...................................................         (20,462)
                                                                                            ------------
                  Net cash provided by operating activities.............................       2,321,827
                                                                                            ------------
Cash flows from investing activities:
  Purchase of property and equipment....................................................        (220,883)
  Sale of property and equipment........................................................          26,877
  Decrease (increase) in restricted cash................................................          83,420
                                                                                            ------------
                  Net cash used in investing activities.................................        (110,586)
                                                                                            ------------
Cash flows from financing activities:
  Bank overdrafts.......................................................................         124,344
  Proceeds from long-term debt..........................................................      24,157,553
  Repayments of long-term debt..........................................................     (25,867,041)
  Distributions to members..............................................................        (623,647)
                                                                                            ------------
                  Net cash used in financing activities.................................      (2,208,791)
                                                                                            ------------
Net increase in cash....................................................................           2,450
Cash at beginning of period.............................................................           1,950
                                                                                            ------------
Cash at end of period...................................................................    $      4,400
                                                                                            ============

Supplemental disclosure of cash flow information:
  Cash paid during the period for interest..............................................    $    738,769
                                                                                            ============


   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC
                          NOTES TO FINANCIAL STATEMENTS

1.       NATURE OF BUSINESS AND ORGANIZATION:

         Masterview Window Company, LLC (the "Company") is engaged in the manufacture and distribution of windows for residential construction. The Company sells windows primarily to large home-builders in Arizona, Nevada, and Southern California.

         The Company was formed as a limited liability company on October 30, 1996 pursuant to the provisions of Section 18-101 of the Delaware Limited Liability Company Act ("the Act") to acquire substantially all of the assets and liabilities of Publicker Industries, Inc.'s ("Publicker") wholly-owned subsidiary, Masterview Window Company, Inc., on October 31, 1996. The acquisition has been accounted for as a purchase. The purchase price has been allocated to the assets acquired and liabilities assumed based on their fair values at the date of purchase in accordance with APB 16, Business Combinations. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill.

2.       MEMBERSHIP INTERESTS:

         The Company has two classes of members, holders of Class A units and Class B units. The Class A units are non-voting units with a liquidation value of $1,000 per unit. Class A units are entitled to preferential distributions which accrue at 9% per annum of the liquidation value, payable on the last day of each fiscal quarter. If prohibited by a financing agreement, the preferential distributions are to be paid through the issuance of additional Class A units. During 1997, 282,302 additional Class A units were issued as a preferential distribution. All Class A units are redeemable on October 31, 2001, at the liquidation value plus any accrued and unpaid preferential distributions.

         Class B units have full voting rights. Net income and losses on these units are allocated to the members based on each member's percentage ownership interest in the Company. Class B Minority Members [as defined in Masterview's Limited Liability Company Agreement (the "Agreement")] may elect, after seven years, to have their shares repurchased at the then current fair market value as determined by an independent appraisal.

         Each member's liability for the debts and obligations of the Company is limited as set forth in the Agreement. The term of the Company commenced on October 31, 1996 and shall continue until December 31, 2046, unless dissolved before such date in accordance with the provisions of the Agreement.

3.       SIGNIFICANT ACCOUNTING POLICIES:

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVENTORIES

         Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the related assets which are as follows:

   Buildings and improvements                           7 to 24 years

   Machinery and equipment                              5 years

   Transportation equipment                             3 years

   Furniture and fixtures                               7 years

         Maintenance and repairs are expensed as incurred. Costs of assets sold, retired, or abandoned and the related accumulated depreciation are eliminated from the appropriate accounts in the year of disposition, and the resulting gain or loss is included in income.

GOODWILL

         The excess of the purchase price over the fair value of the net assets acquired is being amortized using the straight-line method over 15 years. The Company periodically assesses the recoverability of goodwill based on the expected future undiscounted operating cash flows of the related assets.

DEFERRED FINANCING COSTS

         Financing costs related to the acquisition of debt are deferred and amortized over the term of the related debt using the effective interest method.

DEFERRED REVENUE

         Amounts relating to the installation of glass doors and window screens are billed in advance and deferred until the installation process is complete.

INCOME TAXES

         The Company, as a LLC, is classified as a partnership for federal and state income tax purposes with income or loss accruing directly to the members. Accordingly, no provisions or credits for federal or state income taxes are reflected in these financial statements.

4.       CONCENTRATIONS OF CREDIT RISK:

         Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions.
At times, such cash balances may be in excess of the FDIC insurance limit.

         The Company performs ongoing credit evaluations within the context of the industry in which it operates and maintains reserves for potential credit losses on customer accounts when deemed necessary. During the year ended December 31, 1997, two customers accounted for 37% of the Company's revenues. At December 31, 1997, two customers accounted for 28% of the Company's receivables.

         The Company is a regional manufacturer of windows with market concentration in the residential construction industry. The Company's business is, therefore, dependent upon economic activity within Arizona, Nevada, and Southern California.


5.       INVENTORIES:

         Inventories consist of the following:



                                                                                     DECEMBER 31,
                                                                                         1997
                                                                                     ------------
Raw materials...................................................................      $1,379,958
Work-in-process.................................................................          80,500
Finished goods..................................................................         205,000
                                                                                      ----------
                                                                                      $1,665,458
                                                                                      ==========




6.       PROPERTY AND EQUIPMENT:

         Property and equipment consist of the following:



                                                                                     DECEMBER 31,
                                                                                         1997
                                                                                     ------------
Land............................................................................      $  507,000
Buildings and improvements......................................................       1,309,000
Machinery and equipment.........................................................         931,238
Transportation equipment........................................................         324,336
Furniture and fixtures..........................................................          65,500
                                                                                      ----------
                                                                                       3,137,074
Less accumulated depreciation...................................................        (369,646)
                                                                                      ----------
                                                                                      $2,767,428
                                                                                      ==========

7.       GOODWILL:

         Goodwill consists of the following:




                                                                                            DECEMBER 31,
                                                                                                1997
                                                                                            ------------
Goodwill................................................................................    $10,688,914
Less accumulated amortization...........................................................       (831,362)
                                                                                            -----------
                                                                                            $ 9,857,552
                                                                                            ===========



8.       DEFERRED FINANCING COSTS:

         Deferred financing costs consist of the following:



                                                                                           DECEMBER 31,
                                                                                               1997
                                                                                           ------------
Deferred financing costs................................................................    $203,388
Less accumulated amortization...........................................................     (47,458)
                                                                                            --------
                                                                                            $155,930
                                                                                            ========



9.       CREDIT FACILITY:

         On October 31, 1996, the Company entered into a Loan and Security Agreement with Fleet Capital Corporation (the "credit facility") which expires on October 31, 2001. The credit facility provides for an initial term loan of $7.2 million and a revolving line of credit. The revolving line of credit allows for borrowings up to $3.0 million, less the amount by which the term loan exceeds $7.0 million, and is based upon a borrowing base of eligible accounts receivable and inventory. The credit facility is collateralized by substantially all of the Company's assets. The revolving line of credit bears interest (at the option of the Company) at the bank's prime rate plus 1.25% or a LIBOR Rate (as defined in the credit facility) plus 2.5%. The term loan bears interest (at the option of the Company) at the bank's prime rate plus 1.5% or a LIBOR Rate (as defined in the credit facility) plus 2.75%. A commitment fee equal to .5% per annum on the average monthly unused balance of the revolving line of credit is also payable by the Company. Availability under the revolving line of credit was $2,271,026 at December 31, 1997.

         The credit facility agreement requires all amounts collected from trade receivables to be held in a restricted cash account to be applied against the credit facility.

         The credit facility agreement contains covenants which limit the Company's ability to incur additional indebtedness, pay distributions, and make capital expenditures and requires the Company to maintain a minimum net worth and certain financial ratios as defined in the credit facility.

         Outstanding balances on the credit facility were as follows:


                                                                                            DECEMBER 31,
                                                                                               1997
                                                                                            -----------
Revolving line of credit................................................................    $  728,974
Term loan...............................................................................     6,480,000
                                                                                            ----------
                                                                                             7,208,974
Less current maturities.................................................................       800,000
                                                                                            ----------
                                                                                            $6,408,974
                                                                                            ==========


The annual amount of principal maturities of long-term debt outstanding at December 31, 1997 are as follows:

1998....................................................................................    $  800,000
1999....................................................................................     1,050,000
2000....................................................................................     1,250,000
2001....................................................................................     1,500,000
2002....................................................................................     2,608,974
                                                                                            ----------
                                                                                            $7,208,974
                                                                                            ==========



10.      EMPLOYEE BENEFIT PLAN:

         The Company has a 401(k) defined contribution plan for all eligible employees. Eligible employees may contribute up to 15% of their annual salary within certain limitations. The Company makes matching contributions equal to 25% of the first 6% contributed by the employee. Participants are immediately vested in their voluntary contributions and vest 100% in the Company's contributions after two years. The Company contributed $27,079 for the year ended December 31, 1997.

11.      UNIT OPTIONS:

         On October 31, 1996, the Company granted options for 950.8 Class B units to three officers of the Company. The options were granted with an exercise price of $100 which was the estimated fair market price on the grant date and may be exercised only within ten years from the date of grant. The option agreements call for the options to be vested ratably over a five-year period and have a weighted average grant date fair value of $26.175.

         On October 31, 1996, the Company also granted options for 950.8 Class B units to three officers of the company to be vested over a five-year period if the actual EBITDA (as defined) is 90% or more of the budgeted EBITDA (as defined) in each of the five years. The options were granted with an exercise price of $100 which was the estimated fair market price on the grant date. The weighted average grant date fair value was $26.175.

         All of the outstanding options have a weighted average remaining contractual life of 108 months at December 31, 1997. At December 31, 1997,
380.32 options were vested.

         The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Accordingly, no compensation cost has been recognized for the unit option plan. Had the Company elected to adopt the recognition provision of SFAS No. 123, net income would have been reduced by $9,954 for the year ended December 31, 1997.

         The fair value of options granted in 1996 was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.07%, expected life of five years, and no expected dividends.

12.      COMMITMENTS:

         The Company leases certain machinery and equipment under operating leases. Certain of these leases contain renewal provisions and purchase options.

         At December 31, 1997, the future minimum lease payments under noncancelable operating leases are as follows:



YEAR                                                                                           OPERATING
----                                                                                           ---------
1998....................................................................................       $176,112
1999....................................................................................        175,774
2000....................................................................................        174,084
2001....................................................................................        167,993
2002....................................................................................         77,593
                                                                                               --------
                                                                                               $771,556
                                                                                               ========


         Rental expense under noncancelable operating leases totaled $152,202 for the year ended December 31, 1997.


13.      SUBSEQUENT EVENTS:

ACQUISITION BY ATRIUM COMPANIES, INC.

         On March 4, 1998, the Company entered into an agreement to be acquired by Atrium Companies, Inc. ("Atrium"). The agreement calls for the Company to sell substantially all of its assets and for Atrium to acquire certain liabilities. The total purchase price will be approximately $25,500,000. Completion of the acquisition, which is expected to occur by the end of March 1998, is contingent on customary conditions, including the successful cash tender offer and expiration or termination of the Hart-Scott-Rodino Act waiting period requirements. The Company will use the proceeds from the sale to repay the credit facility. As a condition of the credit facility, a finance charge of $102,000 will be incurred by the Company for the early retirement of the obligations.

MEMBER DISTRIBUTION

         On January 12, 1998, a cash distribution to members of $316,537 was made for the payment of taxes on earnings generated during the fourth quarter of 1997.

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
              PRO FORMA UNAUDITED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)



                                                                HISTORICAL                        PRO FORMA
                                                      ------------------------------- ---------------------------------
                                                         ATRIUM         MASTERVIEW     ADJUSTMENTS           COMBINED
                                                      -------------   -------------   --------------       ------------
NET SALES..........................................   $     186,764   $      25,007   $            -       $    211,771
COST OF GOODS SOLD.................................         121,301          19,056                -            140,357
                                                      -------------   -------------   --------------       ------------
     Gross profit..................................          65,463           5,951                -             71,414

OPERATING EXPENSES:
     Selling, delivery, general and administrative
       expenses....................................          44,486           3,105             (166) (a)        47,425
     Stock option compensation expense.............             307               -                -                307
                                                      -------------   -------------   --------------       ------------
                                                             44,793           3,105             (166)            47,732
                                                      -------------   -------------   --------------       ------------
         Income from operations....................          20,670           2,846              166             23,682

INTEREST EXPENSE...................................          11,523             779            1,397  (b)        13,699
OTHER INCOME (EXPENSE), net........................           1,088             (30)               -              1,058
                                                      -------------   --------------  --------------       ------------

         Income (loss) before income taxes.........          10,235           2,037           (1,231)            11,041

PROVISION FOR INCOME TAXES.........................           4,068               -              274  (d)         4,342
                                                      -------------   -------------   --------------       ------------

NET INCOME (LOSS) .................................   $       6,167   $       2,037   $       (1,505)      $      6,699
                                                      =============   =============   ==============       ============

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
              PRO FORMA UNAUDITED COMBINED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)



                                                                HISTORICAL                        PRO FORMA
                                                      ------------------------------- ---------------------------------
                                                         ATRIUM         MASTERVIEW      ADJUSTMENTS          COMBINED
                                                      -------------   -------------   --------------       ------------
NET SALES..........................................   $      42,669   $       6,219   $            -       $     48,888
COST OF GOODS SOLD.................................          28,730           4,687                -             33,417
                                                      -------------   -------------   --------------       ------------
     Gross profit..................................          13,939           1,532                -             15,471

OPERATING EXPENSES:
     Selling, delivery, general and administrative
       expenses....................................          11,208             834              (45) (a)        11,997
     Stock option compensation expense.............             341               -                -                341
                                                      -------------   -------------   --------------       ------------
                                                             11,549             834              (45)            12,338
                                                      -------------   -------------   --------------       ------------
         Income from operations....................           2,390             698               45              3,133

INTEREST EXPENSE...................................           2,862             158              386  (b)         3,406
OTHER INCOME (EXPENSE), net........................              56            (173)             171  (c)            54
                                                      -------------   -------------   --------------       ------------

         Income (loss) before income taxes.........            (416)            367             (170)              (219)

PROVISION FOR INCOME TAXES.........................             (39)              -               67  (d)            28
                                                      -------------   -------------   --------------       ------------

NET INCOME (LOSS) .................................   $        (377)  $         367   $         (237)      $       (247)
                                                      =============   =============   ==============       ============

                     ATRIUM COMPANIES, INC. AND SUBSIDIARIES
           NOTES TO PRO FORMA UNAUDITED COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)



1.    BASIS OF PRESENTATION:

The accompanying unaudited pro forma combined statements of operations have been prepared to present the effect of the acquisition by Atrium Companies, Inc. (the "Company") of substantially all the assets and certain liabilities of Masterview Window Company, LLC ("Masterview") (the "Acquisition" or "Transaction"), which occurred on March 27, 1998. The pro forma combined statements of operations for the year ended December 31, 1997 and for the three months ended March 31, 1998 have been prepared as if the Acquisition occurred on January 1, 1997.

The pro forma combined financial statements are for illustrative purposes only and may not be indicative of the results of operations that actually would have occurred if the Acquisition had occurred on the date indicated nor do they purport to indicate the future results of operations of the Company. The pro forma financial statements and notes thereto should be read in conjunction with the financial statements and notes thereto included in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 1998, the Company's Report on Form 10-Q, filed on May 15, 1998 and the audited financial statements and notes thereto for Masterview included in the Company's Report on Form 8-K, filed on April 13, 1998. The pro forma financial statements are based on available information and management of the Company believes that all adjustments necessary to present fairly such pro forma combined financial statements have been made based on the terms and structure of the Acquisition.

The Acquisition will be accounted for under the purchase method of accounting. Under this method of accounting, the purchase price has been allocated to the assets acquired and the liabilities assumed based on preliminary estimates of their fair values and could change as additional information becomes available.

Certain reclassifications have been made to the historical financial statements of Masterview to conform to the Atrium presentation. The reclassifications have no effect on previously reported net income.


2.    PRO FORMA ADJUSTMENTS:

     (a) Reflects net decrease in amortization expense relating to goodwill as a result of the Acquisition as follows:


                                                                     YEAR ENDED          THREE MONTHS ENDED
                                                                  DECEMBER 31, 1997        MARCH 31, 1998
                                                                  -----------------      ------------------
Elimination of historical amortization expense of
   goodwill of $10,689 being amortized over 15 years.....         $          (698)       $             (178)

Amortization expense of goodwill of $21,282 associated
   with the Transaction being amortized over 40 years....                     532                       133
                                                                  ---------------        ------------------

                                                                  $          (166)       $              (45)
                                                                  ===============        ==================

     (b) Reflects net increase in interest expense resulting from the Transaction and financing as follows:


                                                                                        YEAR ENDED          THREE MONTHS ENDED
                                                                                     DECEMBER 31, 1997        MARCH 31, 1998
                                                                                     -----------------      ------------------
Elimination of historical interest expense related to debt that was paid off in connection with the Acquisition including the amortization of related
   deferred financing costs..............................                            $          (779)       $             (158)

Interest expense resulting from the issuance of the
   $17,500 term loan at 7.875%...........................                                      1,378                       345

Interest expense resulting from the borrowing of $9,029
   on the Company's revolving credit facility at 7.9%....                                        713                       178

Amortization of deferred financing costs of $508 related
   to the issuance of the term loan and amendment of the
   revolving credit facility.............................                                         85                        21
                                                                                     ---------------        ------------------

                                                                                     $         1,397        $              386
                                                                                     ===============        ==================


     (c) Reflects the elimination of one-time bonuses and associated payroll taxes aggregating $171 paid to certain members of senior management of Masterview in connection with the Acquisition.

     (d) Reflects the income tax provision related to the historical earnings of Masterview and the income tax effect of the pro forma adjustments discussed in notes (a), (b) and (c) using the federal statutory income tax rate of 34%. Prior to the Acquisition, Masterview, a LLC, was classified as a partnership for federal and state income tax purposes with income or loss accruing directly to the members. Accordingly, no provisions or credits for federal or state income taxes are reflected in the historical financial statements.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ATRIUM COMPANIES, INC.

                              By: /s/ JEFF L. HULL
                                  ------------------------------------------

                              Name:    Jeff L. Hull
                              Title:   Chief Financial Officer and Secretary
                              Date: June 12, 1998

                                INDEX TO EXHIBITS


          EXHIBIT
          NUMBER
          -------
           *2.1      Asset Purchase Agreement dated as of March 4, 1998, among
                     Masterview Window Company, LLC, Atrium Companies, Inc. and,
                     for the limited purposes set forth therein, BancBoston
                     Ventures, Inc.

           *99.1     Amended and Restated Credit Agreement dated as of March 27,
                     1998 by and among Atrium Corporation, Atrium Companies,
                     Inc., the Banks party thereto and Bankers Trust Company, as Agent.


------------------

* Incorporated by reference from the Registrant's Report on Form 8-K, dated March 27, 1998 and filed on April 13, 1998.